UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2014

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11811 N. Tatum Boulevard, Suite 2400

Phoenix, Arizona 85028

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Sprouts Farmers Market, Inc. (the “Company”) with the Securities and Exchange Commission on May 16, 2014 (the “Original Form 8-K”). This Amendment No. 1 updates “Item 5.07 - Submission of Matters to a Vote of Security Holders” in the Original Form 8-K to disclose the decision of the Company’s Board of Directors (the “Board”) regarding how frequently the Company will conduct future non-binding advisory votes on the compensation paid to its named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the Company’s May 15, 2014 annual meeting of stockholders (the “Annual Meeting”), a non-binding, advisory vote was conducted concerning the frequency of the vote regarding the compensation paid to the Company’s named executive officers. In the Company’s proxy statement furnished to stockholders in connection with the Annual Meeting, the Board recommended a vote for every year. At the Annual Meeting, “one year” received the greatest number of votes. After considering the preferences expressed at the Annual Meeting, the Board has determined to hold future non-binding, advisory votes on the compensation paid to its named executive officers every year, so that the next such vote will be held at its 2015 annual meeting of stockholders. Under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company will hold another vote on the frequency of the vote regarding the compensation paid to its named executive officers no later than its 2020 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: August 6, 2014	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary